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                                                                      EXHIBIT 11


                         SIMULA, INC. AND SUBSIDIARIES
                       COMPUTATION OF EARNINGS PER SHARE


                                                 YEAR ENDED DECEMBER 31,
                                        ------------------------------------------
                                           1995            1994            1993
                                        ----------      ----------      ----------
                                        (As Restated)
Net earnings                            $2,657,359      $2,114,423      $1,120,800
                                        ==========      ==========      ==========
Number of shares:
  Weighted average shares outstanding    8,175,300       5,461,095       5,024,679
  Incremental shares for outstanding
    stock options                          380,670         169,403
  Incremental shares for outstanding
    stock warrants                          20,847          74,428
                                        ----------      ----------      ----------
                                         8,576,817       5,704,926       5,024,679
                                        ==========      ==========      ==========
Earnings per share                           $0.31           $0.37           $0.22
                                        ==========      ==========      ==========